EXHIBIT 10.98

                            JOINT VENTURE AGREEMENT

(Preamble)

The under-noted joint venture partners have established UltraStrip Japan Ltd. based on law of Japan in order to promote and operate business undertaking in accordance with the purpose and framework provided in The Article of Incorporation and this Joint Venture agreement hereby reached an agreement as hereunder.

(Joint Venture Partner)

Article 1 The under-noted joint venture partners shall be party to this contract who shall achieve the business objectives of company establishment through synergistic effect of contribution of given characteristic, expertise and business experience.

UltraStrip Systems, Inc. : To provide equipment system, technology and know-how necessary for operation and business activities. The company is engaged in commercialization in U.S.A. of proprietary closed, looped and robotic ultra high pressure water jet process to remove paints from steel structures.

Kamimura International Associates, LLC : To provide support as consultant utilizing real business experiences in establishing, nurturing and managing international joint ventures. To support contacts between public agencies, trade associations, ship-owners, shipyards and paint manufacturers etc.

Ihara Company, Ltd. : To provide support utilizing their commercial truck record of ship paint stripping and maintenance operation in Japan by high pressure water jet process which corresponds to the business objective of the Company.

Kyokuto Boeki Kaisha, Ltd. : To supplement credit standing of the Company as a public company whose stock shares are traded at Tokyo First Tier Stock Exchange. To act as intermediary of lease rent settlement by hedging foreign exchange fluctuation risk by purchasing foreign exchange forward option right, and support activities to develop use for new-built ships and oil/gas tanks.

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Chiba Marine Yokohama Company, Ltd. : To make use of business relations and network cultivated as result of broad activities in the field of ship repairs and supply of ship equipments by supporting contacts with ship-owners and shipyards, as well as to act as intermediary between world renowned ship management company Wallem Shipmanagement to extend its support to the Company.

(Purpose)

Article 2 The purpose of the Company shall be to introduce paint removal system developed by UltraStrip Systems, Inc. U.S.A. into Japanese and Asian market and to undertake business operation provided in The Article of Incorporation.

(Establishment, Registration)

Article 3 Joint venture partners shall cooperate in completing steps to establish and register the Company without due delay, as this Agreement and The Article of Incorporation take effect.

(Business Operation and Responsibility)

Article 4 Joint venture partners agree to perform or to cooperate with the Company to actualize the under-noted provisions.

1.    To contribute equity in accordance with The Article of Incorporation.

2. To provide loan, loan guarantee and/or induce loan with upper limit of 50% (fifty percent) of the amount of authorized capital if such need arises.

3. To sub-lease the equipment system supplied by UltraStrip System, Inc. from lease company through one of joint venture partner. To conclude necessary lease agreement with lease company.
      To place order of equipment system upon reaching agreement on lease and sub-lease agreement. UltraStrip System, Inc. shall deliver equipment system at shipping port in United States within 120 days after receiving order.

4. To conclude loan agreement between the Company and UltraStrip Systems, Inc.

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5.    To conclude Technical and Marketing Support Service Agreement necessary to realize the business. Agreement will contain stipulations necessary to operate and promote use of proprietary rights, training of operator, furnishing operational technical support and services, and providing materials and information for marketing promotion.

6. Actualize other arrangements necessary to realize and promote the business such as out-contracting paint removal operation from customer, operation related works with contractor, assign import of equipment, storage and transport of equipment, technical support from paint manufacturer, and outsourcing administrative works.

7. To provide business support by joint venture partners utilizing their expertise in given business domain.

8. To provide cooperation and support to maintain high standard of management and operation of the Company undertaken with diligence and integrity in compliance with law and public regulation.

(Assignment of Rights and Obligations)

Article 5 Assignment of rights and obligations provided by Joint Venture Agreement shall not be allowed without previous approval in writing by the Board of Directors.

(Confidentiality)

Article 6 Business information acquired during the course of business promotion and or operation whether managerial, technical or marketing are exclusive property of the Company and cannot be disclosed to third party. None-the-less, this article does not apply to information required by the law to be disclosed, or known public information.
Unless otherwise provided separately, disclosure necessary to lawyer, public accountant, auditing firm, related company and third party for needs of business promotion and/or operation can be undertaken with previous discretion of the Company.

(Term of Contract)

Article 7 Joint Venture Agreement shall continue to be effective so long as joint venture partners continue to hold equity and the Company is not dissolved under the provision of The Article of Incorporation.

Any party to the contract who wish to withdraw from the joint venture shall provide 90 days previous notification in writing to Board of Directors and receive its approval.

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If joint venture partners wish to acquire the share of stocks of approved withdrawing party, they will have prior right to acquire such share at book value and/or fair market value.

Obligation to maintain confidentiality under this contract will not cease for the party withdrawing from the joint venture.

(Default)

Article 8 If default of any party to contract result in damage or posing threat of damage to the Company, the Company or any of joint venture partners shall request remedy. If such default shall not be remedied within 90 days, the board of directors shall take necessary and appropriate action.

(Force Majeure)

Article 9 Any party who cannot perform its obligation under this contract ,despite its best effort, as result of irresistible force such as natural disaster, strike, change of law which cannot hold the party to contract accountable, shall immediately report the fact to board of directors and consult and implement corrective measure.

(Official Language)

Article 10 The Company shall adopt Japanese and English as official language. Important record, financial statement and other documents required by law shall be recorded in two languages, Japanese and English.

(Law and Dispute Settlement)

Article 11 This contract is based on law of Japan and resolved under law of Japan. Any dispute arising under this contract will first brought to third party arbitration. If the matter is unsolved, it will be referred to summary court or district court within the jurisdiction of Company's head-quarter, branch office or operational office.

(Entirety of Agreement / Modification of Contract)

Article 12 This contract represent agreement in entirety, superceding any previous understanding or communication.



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Modification or amendment of contract shall be done in accordance with provisions of The Article of Incorporation.

(Matters Not Stipulated)

Article 13 Matters not stipulated in this contract or if the question arises in regard to provision of this contract among party to contract, party concerned shall consult and resolve the issue with integrity based on rules of trust and sincerity.

(Notification)

Article 14 Notification and communication of information shall be dispatched to under-noted in accordance with the procedure provided by The Article of Incorporation.

UltraStrip Systems, Inc.
3515 S.E. Lionel Terrace, Stuart, Florida, 34997, U.S.A
..
Kamimura International Associates, LLC
3909 North 44th Street, McLean, Virginia 22101, U.S.A.

Ihara Company, Ltd.
720-0313 1670 Oaza, Numakuma-machi Tsuneishi, Numakuma-gun,
Hiroshima Prefecture, Japan

Kyokuto Boeki Kaisha, Ltd.
100-0004 New Otemachi Bldg., 2-1, Otemachi, 2-Chome, Chiyoda-ku, Tokyo, Japan

Chiba Marine Yokohama Company, Ltd.
281-0813  4, Kamome-cho, Naka-ku, Yokohama, Japan

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